SECURITIES AND EXCHANGE COMMISSION
				Washington, D.C.  20549


					FORM 8-K/A


				  CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) November 17, 1999

WASTE CONNECTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-23981
(Commission File Number)

94-3283464
(IRS Employer Identification No.)

620 Coolidge Drive, Suite 350, Folsom, California 95630-3155
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (916) 608-8200



			INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.	Acquisition or Disposition of Assets

	On November 24, 1999, Waste Connections, Inc., a Delaware corporation ("WCI"), filed a Form 8-K describing its acquisition on November 17, 1999, of all of the outstanding capital stock of Denver Regional Landfill, Inc. ("DRL"), a Colorado corporation wholly owned by Allied Waste Systems Holdings, Inc., a wholly owned subsidiary of Allied Waste Industries, Inc., and the acquisition on November 17, 1999, by Waste Connections of Colorado, Inc., a Delaware corporation that is a wholly owned subsidiary of WCI, of certain assets (the "Business") from Allied Waste Transportation Inc., which is wholly owned by Allied Waste Industries, Inc.


Item 7.	Financial Statements, Pro Forma Financial Information and
Exhibits.

	Certain financial statements of DRL and the Business and certain pro forma financial information of WCI were not available when WCI filed the Form 8-K on November 24, 1999, and therefore were not included in that filing. WCI has since determined, after a thorough analysis by WCI and its independent auditors of the historical results of operations of DRL and the Business, that the financial statements of DRL and the Business and the related pro forma financial information of WCI are not required to be included herein because the acquisition of DRL and the Business was not significant as defined by Rule 3-05 of Regulation S-X.


 						SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

						WASTE CONNECTIONS, INC.
						(Registrant)

Date:  January 27, 2000		By  /s/ Steven F. Bouck
						Steven F. Bouck
						Executive Vice President and
						Chief Financial Officer


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